UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 12, 2011

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 “Results of Operations and Financial Condition.”  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On May 12, 2011, American Independence Corp. issued a press release announcing results of operations for the three months ended March 31, 2011, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1 - Press release of American Independence Corp., dated May 12, 2011.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

/s/ Teresa A. Herbert Teresa A. Herbert Chief Financial Officer and Senior Vice President	Date:	May 12, 2011

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.	CONTACT: DAVID T. KETTIG
485 MADISON AVENUE	(212) 355-4141 Ext. 3047
NEW YORK, NEW YORK 10022	www.americanindependencecorp.com
NASDAQ – AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

2011 FIRST-QUARTER RESULTS

New York, New York, May 12, 2011.  American Independence Corp. (NASDAQ: AMIC) today reported 2011 first-quarter results.  This press release contains both GAAP and non-GAAP financial information for which reconciliations can be found at the end of this release.

Financial Results

Net income increased to $0.9 million ($.11 per share, diluted), for the three months ended March 31, 2011, compared to $0.8 million ($.10 per share, diluted), for the three months ended March 31, 2010.

The Company's operating income1 for the three months ended March 31, 2011 was $1.5 million ($.17 per share, diluted), as compared to $1.1 million ($.13 per share, diluted) for the three months ended March 31, 2010.

Revenues decreased to $21.7 million for the three months ended March 31, 2011, compared to revenues of $22.8 million for the three months ended March 31, 2010, primarily due to a reduction of premiums.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “Operating earnings improved 30% for the first quarter of 2011 to $1.5 million or $.17 per share from $1.1 million or $.13 per share for the comparable period of 2010.  Our financial condition and balance sheet remain strong.  We have no debt, $273 million of federal net operating loss carryforwards, and have grown our book value to $10.92 per share at March 31, 2011 from $10.82 per share at December 31, 2010."

Mr. Thung continued, “The Company is very pleased with the improved combined ratio in the fully insured segment. We are also gratified that as of May 1, 2011,

we have merged four of our stop-loss subsidiaries and rebranded the enterprise as IHC Risk Solutions (“IHCRS”).  IHCRS has combined operations with two MGUs owned by IHC to form one functional unit.  This consolidation significantly enhances our operational efficiencies, allows us to be more focused on our underwriting results and combine the regional knowledge of our owned MGUs in order to deliver medical stop-loss on a direct basis.  We experienced a decrease in the combined ratio in medical stop-loss, although a decrease in our loss ratio was partially offset by a significant increase in our expense ratio due to larger profit sharing on one program.  We believe that medical stop-loss business written in 2011 will be quite profitable due to: (i) the underwriting and sales discipline resulting from the consolidation of IHCRS; (ii) the 20% average rate increases achieved by IHCRS on January renewal business; (iii) reduction in run-out from poorly performing non-owned programs that we reinsured which have been cancelled; and (iv) a hardening of the market.  In addition we will retain more risk on our business as a result of our increased capital base, which will increase our net retained premiums and our future profits starting next year.  Our investment portfolio is rated, on average, AA and has a low duration although we are experiencing pressure on investment income due to lower yields on our fixed income portfolio.”

Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP: (i) Operating income is net income excluding non-cash charges related to the amortization of intangible assets recorded in purchase accounting, net realized investment gains (losses), and the federal income tax charge related to deferred taxes due to its federal net operating loss carryforwards, and (ii) Operating income per share is operating income (loss) on a per share basis. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance.  However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.  A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Operating Income from Continuing Operations” schedule below.

About American Independence Corp.

AMIC, through Independence American Insurance Company and its other subsidiaries, offers health insurance solutions to individuals and employer groups.  AMIC provides to the individual and self-employed markets health insurance and related products, which are distributed through its subsidiaries, Independent Producers of America, LLC and healthinsurance.org, LLC.  AMIC markets medical stop-loss through managing general underwriters, including IHC Risk Solutions LLC.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which AMIC operates, new federal or state governmental regulation, AMIC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in AMIC’s other news releases and filings with the Securities and Exchange Commission.

AMERICAN INDEPENDENCE CORP.

FIRST QUARTER REPORT

MARCH 31, 2011

(In thousands except per share data)

	Three Months
	Ended March 31,
	2011	2010

Premiums earned	$17,769	$18,411
MGU and agency income	3,316	3,647
Net investment income	559	614
Net realized investment gains (losses)	(15)	186
Other income (loss)	93	(14)

Revenues	21,722	22,844

Insurance benefits, claims and reserves	11,048	12,318
Selling, general and administrative expenses	8,908	8,826
Amortization and depreciation	214	213

Expenses	20,170	21,357

Income before income tax	1,552	1,487
Provision for income taxes	495	453

Net income	1,057	1,034
Less: Net income attributable to the non-controlling interest	(120)	(191)

Net income attributable to American Independence Corp.	$937	$843

Basic income per common share:
Net income attributable to American Independence Corp. common stockholders	$.11	$.10

Weighted-average shares outstanding	8,511	8,506

Diluted income per common share:
Net income attributable to American Independence Corp. common stockholders	$.11	$.10

Weighted-average diluted shares outstanding	8,511	8,506

As of March 31, 2011 there were 8,513,313 common shares outstanding, net of treasury shares.

AMERICAN INDEPENDENCE CORP.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP OPERATING INCOME

(In thousands except per share data)

	Three Months Ended
	March 31,
	2011	2010

Net Income	$1,057	$1,034
Less: net income attributable to the non-controlling interest	(120)	(191)
Amortization of intangible assets related to purchase accounting	34	34
Net realized investment (gains) losses	15	(186)
Federal income tax charge related to deferred taxes for operating income	464	422

Operating Income	$1,450	$1,113

Non - GAAP Basic Income Per Common Share:

Operating Income	$.17	$.13

Non - GAAP Diluted Income Per Common Share:

Operating Income	$.17	$.13

Footnotes

1 Operating income is a non-GAAP measure and is defined as net income excluding non-cash charges related to the amortization of certain intangible assets recorded in purchase accounting, net income attributable to the non-controlling interest, net realized investment gains and losses, and the federal income tax charge related to deferred taxes. The Company believes that the presentation of operating income may offer a better understanding of the core operating results of the Company.  A reconciliation of net income to operating income is presented as an attachment to this press release.